SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MSDW STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                              13-4026700
(State of Incorporation or Organization)           (I.R.S. Employer
                                                 Identification no.)
             1585 Broadway
              New York, NY                              10036
     (Address of Principal Executive Offices)          (Zip Code)

If this form relates to the             If this form relates to the
registration of a class of securities   registration of a class of securities
pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
Exchange Act and is effective pursuant  Exchange Act and is effective pursuant
to General Instruction A.(c), please    to General Instruction A.(d), please
check the following box. |X|            check the following box.  |_|

Securities Act registration statement file number to which this
form relates:   333-64879
            (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                              Name of Each Exchange on Which
to be so Registered                              Each Class is to be Registered
-------------------                              ------------------------------

 SATURNS DPL Capital Security-Backed                  New York Stock Exchange
       Series 2002-4
    Class A Callable Units
Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-2 through S-9, S-10 through S-12 and S-13 through S-15, respectively, of the Registrant's related Preliminary Prospectus Supplement, Subject to Completion, issued April 8, 2002, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Class A Units contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Class A Units, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.



Item 2.  Exhibits.

                  None.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 18, 2002

                                                     MSDW STRUCTURED ASSET CORP.
                                                     (Registrant)


                                                     By: /s/ John Kehoe
                                                        ------------------------
                                                     Name:  John Kehoe
                                                     Title: Vice President